UNITED-STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

FORM 8-K
__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    January 18, 2013

UNITED-GUARDIAN, INC.
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Marcus Boulevard, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (631) 273-0900

                                    Not Applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.    Entry into a Material Definitive Agreement

On January 18, 2013 United-Guardian, Inc. (the “Company”) and Hospira Worldwide, Inc. (“Hospira”), executed a Settlement Agreement and General Release (the “Settlement Agreement”), settling a dispute in regard to the manufacture of Renacidin Irrigation, one of the Company’s pharmaceutical products, which was being manufactured by Hospira for the Company.  The Settlement Agreement provides for a lump sum payment to the Company of $518,050 for 2012 and a payment to the Company of $97,610 per month beginning January 2013 and continuing until either production is resumed or until Hospira’s supply agreement with the Company ends in January 2014.  In exchange for these payments the Company released Hospira from all claims up to the date of the Agreement.  Additional details on the Settlement Agreement can be found in Exhibit 10.1 attached hereto.

Item 9.01.    Financial Statements and exhibits.

(d)	Exhibits.

10.1 Settlement Agreement and General Release executed January 18, 2013 and effective as of December 31, 2012 between United-Guardian, Inc. and Hospira Worldwide, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

By:        /s/ Kenneth H. Globus
Name:   Kenneth H. Globus
Title:     President

January 23, 2013